UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Polycom, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 5, 2004

Date of Report (date of earliest event reported)

POLYCOM, INC.

(Exact Name of Registrant as Specified in Charter)

State of Delaware	0-27978	94-3128324
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4750 Willow Road

Pleasanton, California 94588

(Address of principal executive offices)

(925) 924-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

Effective May 5, 2004, William A. Owens resigned as a member of the board of directors of Polycom, Inc., in connection with his recent appointment as President and Chief Executive Officer of Nortel Networks Corporation. As a result, Mr. Owens will not be standing for re-election to Polycom’s board of directors at its 2004 annual meeting of stockholders to be held on Wednesday, June 2, 2004, at 10:00 a.m. Pacific time, at Polycom’s corporate headquarters. Therefore, instead of nominating a slate of nine directors as previously disclosed in Polycom’s proxy statement dated April 26, 2004 for its 2004 annual meeting of stockholders (the “2004 Proxy Statement”), the Board of Directors of Polycom will be nominating a slate comprised of the eight remaining nominees set forth in the 2004 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

POLYCOM, INC.

By:	/s/ MICHAEL R. KOUREY

Michael R. Kourey Senior Vice President, Finance and Administration and Chief Financial Officer

Date: May 10, 2004